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                                  Exhibit 23.2

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 21, 2000 relating to the consolidated financial statements of Transaction Software Technologies, Inc. as of September 30, 1998 and 1997 and for the fiscal years then ended, into the Registration Statement on Form S-8 of Brokat Aktiengesellschaft ("Brokat") (Registration No. 333-47866) and into the Registration Statement on Form S-8 of Brokat (Registration No. 333-45594).



                                                /s/ Arthur Andersen LLP

                                                Atlanta, Georgia

                                                November 13, 2000